UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2005

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On April 5, 2005, the Compensation Committee of the Board of Directors (the "Board") of the Registrant approved an increase to the base salary of Todd A. Abbott, Senior Vice President--Worldwide Operations. Effective April 11, 2005, Mr. Abbott's annual base salary is increased from $430,020 to $450,000. The base compensation levels for all of the Registrant's named executive officers are determined following a thorough review of the performance and responsibilities of each officer by the Chief Executive Officer and the Committee.

On April 11, 2005, the Registrant announced the appointment of Salvatore Iannuzzi, its former non-executive Chairman of the Board, to the position of Senior Vice President, Chief Administrative and Control Officer. The material terms of his employment are set forth in Item 5.02 below and are incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of April 7, 2005, Mr. Iannuzzi resigned as Symbol’s non-executive Chairman of the Board of Directors. Effective as of April 11, 2005, he was appointed to the position of Senior Vice President, Chief Administrative and Control Officer, a newly created position. For 2005, Mr. Iannuzzi will receive a base salary of $450,000 and a signing bonus of $500,000, payable in equal quarterly installments. Mr. Iannuzzi will also be eligible to participate in the Registrant's senior executive bonus plan. Additionally, the Compensation Committee, at its next regularly scheduled meeting, will award Mr. Iannuzzi options to purchase 500,000 shares of the Registrant's common stock at an exercise price equal to the fair market value of the Registrant's common stock on the New York Stock Exchange on the date the options are granted (as determined by the Registrant's 2004 Equity Incentive Award Plan) and 100,000 shares of restricted stock. The Press Release announcing Mr. Iannuzzi's appointment and resignation as independent non-executive Chairman of the Registrant's Board is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

On April 5, 2005, Edward R. Kozel and Melvin A. Yellin, current independent members of the Registrant's Board, were appointed to the Audit Committee of the Board to serve with the other independent members of the Board until such time as additional independent members of the Board are elected and appointed to the Audit Committee. Additionally, on April 5, 2005, the Board appointed Robert J. Chrenc as a member of the Compensation Committee of the Board.

On April 5, 2005, Mr. Iannuzzi submitted, and the Board accepted, his resignation from the Nominating and Corporate Governance Committee of the Board and Mr. Chrenc was appointed as a member and Chairman of the Nominating and Corporate Governance Committee. Effective as of April 7, 2005, Mr. Iannuzzi also resigned from the Audit Committee and Compensation Committee of the Board.

Effective as of April 7, 2005, Mr. Iannuzzi resigned as Symbol's non-executive Chairman of the Board and Mr. Chrenc was appointed as the new independent non-executive Chairman of the Board. On April 11, 2005, Mr. Iannuzzi joined Symbol as its Senior Vice President, Chief Administrative and Control Officer.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Number Description
-------- -----------------

99.1 Press Release, dated April 11, 2005

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

April 11, 2005	By:	Mark T. Greenquist

Name: Mark T. Greenquist
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 11, 2005